UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2026
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.
(Exact name of Registrant as specified in its charter)

Colorado		333-212006	84-0464189
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. 116th Avenue
Westminster	,	Colorado	80234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01    Entry into a Material Definitive Agreement.
On April 21, 2026, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) entered into a second amended and restated secured revolving credit facility with eight lenders, including National Rural Utilities Cooperative Finance Corporation (“CFC”), as sole arranger and administrative agent, in the amount of $650 million (“2026 Credit Agreement”), inclusive of swingline loan and letter of credit sublimits of $150 million each. The 2026 Credit Agreement amended and restated Tri-State’s $520 million secured revolving credit agreement, dated April 25, 2022, with CFC, as administrative agent, and can be used to (a) advance funds for working capital, capital expenditures, and other general corporate purposes, (b) issue letters of credit thereunder and (c) support the issuance of commercial paper. The 2026 Credit Agreement has a maturity date of April 21, 2031, unless extended as provided therein.
The 2026 Credit Agreement is secured under Tri-State’s Indenture, dated effective as of December 15, 1999 (“Master Indenture”), between Tri-State and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). Funds advanced under the 2026 Credit Agreement bear interest either at Term SOFR rates or alternate base rates, at Tri-State’s option. The Term SOFR rate is the Term SOFR rate for the term of the advance plus a margin (currently 1.25%) based on Tri-State’s credit ratings. Base rate loans bear interest at the alternative base rate plus a margin (currently 0.25%) based on Tri-State’s credit ratings. The alternative base rate is the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate, and (c) the Term SOFR rate plus 1.00%.
The 2026 Credit Agreement contains customary representations, warranties, covenants, events of default and acceleration, including financial DSR and ECR requirements in line with the covenants contained in our Master Indenture. A violation of these covenants would result in the inability to borrow under the facility. A copy of the 2026 Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
On April 21, 2026, Tri-State entered into Supplemental Master Mortgage Indenture No. 49 (“Supplement 49”), which supplements the Master Indenture. Supplement 49 authorizes the Trustee to authenticate the $650 million second amended and restated promissory note related to the 2026 Credit Agreement as the Second Amended Series 2018A Secured Obligation under the Master Indenture. A copy of Supplement 49 is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
The foregoing summaries of the 2026 Credit Agreement and Supplement 49 do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full terms, conditions and covenants of the 2026 Credit Agreement and Supplement 49.
Item 1.02    Termination of a Material Definitive Agreement.
Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2026, Tri-State certified the election by its member, White River Electric Association, Inc. (“White River”), of Kelly Sheridan to replace Ronald Hilkey as the director representing White River on Tri-State’s Board of Directors, effective as May 1, 2026. Mr. Sheridan is expected to serve on the External Affairs-Member Relations Committee.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1
Supplemental Master Mortgage Indenture No. 49, dated and effective as of April 21, 2026, between Tri State Generation and Transmission Association, Inc. and U.S. Bank Trust Company, National Association, as (successor) trustee.

10.1
Second Amended and Restated Credit Agreement, dated April 21, 2026, by and among Tri State Generation and Transmission Association, Inc., National Rural Utilities Cooperative Finance Corporation, as sole arranger and administrative agent, and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: April 21, 2026	By:	/s/ Bryan R. Davis
Bryan R. Davis
Senior Vice President/Chief Financial Officer